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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2000, relating to the consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows for the year ended December 31, 1999, which appears in Caminus Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                                 PricewaterhouseCoopers LLP

New York, New York
April 22, 2002